PROMISSORY NOTE

Los Angeles, CA
August 8, 2006

FOR VALUE RECEIVED, INNOFONE.COM, INCORPORATED, a Nevada corporation (the “Company” or “Innofone”), hereby promises to pay to the order of Keiren Gaffney-Weinroth and Paul Weinroth (collectively the “Holder”), the principal sum of fifty thousand dollars ($50,000) (the “Principal”) and interest accrued on that Principal per the terms set out below (collectively, the “Repayment Amount”). All amounts owing under this Note shall be paid in lawful money of the United States of America in immediately available funds.

Maturity Date. The Maturity Date shall be the earlier of: (a) one (1) year from the Closing Date (as defined hereunder); or (b) December 1, 2007, whichever is earlier.

Closing Date. The Closing Date shall be the date on which the definitive documents are signed by the Company and the Holder.

Repayment.

(a) Repayment of the Principal by Innofone to the Holder shall be made in full no later than the Maturity Date and may be made in one balloon payment on or before the Maturity Date, or monthly prior to the Maturity Date, at election of the Company.

(b) Innofone may, in its sole discretion, prepay any and all of the Repayment Amount owed at any time subsequent to payment of the Interest, in full or in part, without penalty.

Interest. Innofone shall pay 10% per annum simple interest on the full Principal calculated starting upon the Closing Date and payable in equal monthly installments by Innofone over the twelve (12) months subsequent to Closing Date.

Fees. Each party shall be responsible for its fees and expenses incurred in connection with the documentation and closing of this transaction.

Attorneys Fees and Court Costs. If this Note shall be collected by legal proceedings or through any court or shall be referred to an attorney because of any default, Innofone agrees to pay all attorney’s fees, disbursements and court costs incurred by the Holder.

Security Interests. Junior in rank to that of Cogent Capital Financial, LLC’s and Cogent Capital Group, LLC’s and its affiliates security interest and securitization under the Swap and subject to any financing statement or security pledged in the Swap, the Note shall be secured by the assets of Innofone and its subsidiaries. As further security, Innofone shall also reserve a total of $200,000 worth of restricted common stock of Innofone as collateral in the Event of Default (as defined hereunder) of repayment of the Note by Innofone (the “Innofone Stock”). In addition and as further security for the Note, Alex Lightman shall pledge $200,000 worth of his personally held Common Stock (the “Lightman Stock”) as collateral in the event of default by Innofone under the Note. For purposes of calculating Innofone Stock and Lightman Stock, a conversion/purchase price of $1.00 per INFN common stock share shall be used. The Innofone Stock and the Lightman Stock, if issued due to default by Innofone, shall carry demand registration rights in favor of Holder and any registration fees and costs incurred therein shall be paid by Innofone. Other lenders to the Company may be on parity with Holders under other obligations.

Event of Default. If any of the following events, acts or circumstances shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise) it shall be considered an Event of Default:

(a) Any failure of Innofone to make payment required under this Note; or

(b) Any failure of Innofone to pay the Principal in full by December 1, 2007; or

(c) Any failure of Innofone, to make any monthly installment payment in full within ten (10) days of any such monthly payment due date.

Rights of Holder upon Default. Upon the occurrence and during the continuation of any Event of Default, immediately and without notice, all outstanding principal, interest, and fees payable by Innofone hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

Governing Law. This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of the State of Nevada without regard to principles of conflict of laws.

No Presentment, Demand or Notice Required. Innofone waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the date payment is demanded hereunder. Additionally, the undersigned's obligations hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, setoff, deduction or defense the undersigned may have.

Headings Descriptive. The headings of the several paragraphs and subparagraphs of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

IN WITNESS WHEREOF, Innofone has executed this Note as of the date first set forth above.

Innofone.com, Incorporated

By:	/s/ Alex Lightman
Alex Lightman, Chief Executive Officer and President